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                                                                      Exhibit 11


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and to the incorporation by reference of our report dated May 10, 1996 in the Registration Statement (Form N-1A) and in the related Prospectus of CFS Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-19228) and in this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5443).


                                       /s/ ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

Chicago, Illinois
December 26, 1996